UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 18, 2026, Karyopharm Therapeutics Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The following is a summary of the matters voted on at the Special Meeting.

1.

The Company’s stockholders adopted and approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Share Increase Amendment”), to increase the number of authorized shares of the Company’s capital stock from 58,333,333 to 111,000,000 and the number of authorized shares of the Company’s common stock from 53,333,333 to 106,000,000 (the “Authorized Shares Proposal”). The results of the stockholders’ vote with respect to such adoption and approval were as follows:

	Votes For	Votes Against	Votes Abstaining
	9,436,123	3,213,329	25,465

The Company filed a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 18, 2026 to effect the Share Increase Amendment.

2.

The Company’s stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Authorized Shares Proposal. The results of the stockholders’ vote with respect to such approval were as follows:

	Votes For	Votes Against	Votes Abstaining
	10,041,437	2,594,322	39,158

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes to adopt and approve the Authorized Shares Proposal at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: February 19, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary